UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

URANIUM RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

URANIUM RESOURCES, INC.
6950 S. POTOMAC STREET, SUITE 300

CENTENNIAL, COLORADO 80112

www.uraniumresources.com

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 2, 2016

To the Stockholders of URANIUM RESOURCES, INC.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of Uranium Resources, Inc., a Delaware corporation (the “Company”), will be held at the Company’s offices located at 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112 on February 2, 2016 at 9:00 a.m., local time, for the following purposes:

1.

To approve an amendment to our Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our issued and outstanding common stock by a ratio of not less than 1-for-2 and not more than 1-for-20, such ratio to be determined in the discretion of our Board of Directors, at any time on or before July 31, 2016;

2.

To approve an amendment to our Restated Certificate of Incorporation, as amended, to reduce the number of authorized shares of the Company’s common stock to 100,000,000 shares, if the proposed reverse stock split is implemented;

3.

To authorize one or more adjournments of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1 or Proposal 2; and

4.

To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

The Board of Directors unanimously recommends that you vote FOR the above proposals.

The Board of Directors has fixed the close of business on December 15, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Secretary at the above address.

The proposals regarding the reverse stock split and authorized share reduction require the approval of the holders of a majority of our shares. Accordingly, your vote is very important, regardless of the number of shares you own. Whether or not you plan to be present at the Special Meeting, we urge you to submit your proxy as soon as possible so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured.

You may submit your proxy by completing, signing, dating and returning the enclosed proxy card by mail, or you may submit your proxy by telephone or electronically through the internet, as further described on the proxy card. Please do not return the enclosed paper ballot if you are voting over the internet or by telephone. The giving of such proxy will not affect your right to vote in person, should you later decide to attend the Special Meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to provide voting instructions for your shares.

By Order of the Board of Directors

John W. Lawrence, Secretary

Centennial, Colorado
December 28, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON FEBRUARY 2, 2016:

This proxy statement and the proxy card are available at http://www.uraniumresources.com/investors.

URANIUM RESOURCES, INC.
6950 S. POTOMAC STREET, SUITE 300

CENTENNIAL, COLORADO 80112

www.uraniumresources.com

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 2, 2016

This proxy statement and the enclosed proxy is furnished to stockholders of Uranium Resources, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held at the Company’s offices located at 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112 on February 2, 2016 at 9:00 a.m., local time, and any postponement or adjournments thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. The Company is making this proxy statement and the accompanying proxy first available on or about December 28, 2015.

Purpose of the Special Meeting

The Special Meeting is being called to consider the following matters:

•

Proposal 1 — To approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding common stock, par value $0.001 per share (the “Common Stock”), by a ratio of not less than 1-for-2 and not more than 1-for-20, such ratio to be determined in the discretion of the Board, at any time on or before July 31, 2016;

•

Proposal 2 — To approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to reduce the number of authorized shares of Common Stock to 100,000,000 shares, if the proposed reverse stock split is implemented;

•

Proposal 3 — To authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1 or Proposal 2; and

•

To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Record Date and Outstanding Shares

The record date for the Special Meeting is December 15, 2015 (the “Record Date”). Only stockholders of record at the close of business on the Record Date will be entitled to notice of, to attend and to vote at the Special Meeting. At the close of business on the Record Date, there were 51,766,609 shares of Common Stock outstanding and entitled to vote at the Special Meeting.

Voting

Each holder of Common Stock is entitled to one vote for each share of Common Stock held as of the close of business on the Record Date.

If you are a holder of record of Common Stock, you can vote in any one of the following ways:

•

by signing and returning the proxy card in the enclosed postage pre-paid addressed envelope;

•

on the internet or by telephone by going to the link provided on the proxy card and following the instructions; or

•

by attending the Special Meeting and voting in person.

Proxies submitted by telephone or the internet are treated in the same manner as if the stockholder had signed, dated and returned the proxy card by mail. Therefore, stockholders of record electing to vote by telephone or the internet should not return their proxy cards by mail.

If you hold your shares in “street name” through a broker, bank or nominee (an “Intermediary”), you can vote in any of the following ways:

•

by instructing your Intermediary to vote your shares following the directions provided by such Intermediary, which may include providing voting instructions over the internet, by telephone or by mailing a voting instruction card; or

•

by attending the Special Meeting and voting in person, but only if you obtain a legal proxy from the Intermediary that holds your shares giving you the right to vote the shares.

If you do not provide voting instructions to the Intermediary that holds your shares, the Intermediary will have the authority to vote your unvoted shares on Proposals 1 and 3, even if it does not receive any instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the Special Meeting in the manner you desire. If the Intermediary that holds your shares cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your Intermediary chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.”

Voting of Proxies

Shares of Common Stock represented by properly executed proxies received before the Special Meeting will be voted at the Special Meeting in the manner specified on the proxies. Physical proxies that are properly executed and timely submitted but which do not contain specific voting instructions will be voted “FOR” each of the proposals presented at the Special Meeting.

Your vote is important. Accordingly, if you are a holder of Common Stock, please submit your proxy by telephone, through the internet or by mail, whether or not you plan to attend the Special Meeting in person. Proxies submitted by internet or telephone must be received by 11:59 p.m. Eastern Standard Time on February 1, 2016. Proxies submitted by mail must be received by February 1, 2016. If your shares of Common Stock are held by an Intermediary, please provide a proxy from such Intermediary or direct the Intermediary how to vote your shares.

If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Special Meeting.

Revocation of Proxies

You may revoke your proxy and/or change your vote at any time before your shares are voted at the Special Meeting.

If you are a holder of record of Common Stock, you can revoke your proxy and/or change your vote by:

•

sending a written notice stating that you revoke your proxy to the Company at 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112, Attn: Secretary, as long as the notice bears a date subsequent to the date of the proxy and is received no later than two business days prior to the Special Meeting;

•

submitting a valid, later-dated proxy by mail, telephone or through the internet that is received prior to the Special Meeting; or

•

attending the Special Meeting and voting by ballot in person. Your attendance at the Special Meeting will not, by itself, revoke any proxy that you have previously given. You must notify a representative of the Company at the Special Meeting of your desire to revoke your proxy and vote in person.

For shares you hold beneficially in “street name” through an Intermediary, you may change your vote by submitting new voting instructions to your Intermediary or, if you have obtained a legal proxy from your Intermediary giving you the right to vote your shares, by attending the Special Meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the Special Meeting in person and so request, although attendance at the Special Meeting will not by itself revoke a previously granted proxy.

Voting in Person

Stockholders of the Company may vote in person at the Special Meeting even if they already have provided their proxy in the manner described in this proxy statement and in the accompanying proxy card. Such Stockholders must notify a representative of the Company at the Special Meeting of their desire to revoke their proxy and vote in person. Please note that shares of Common Stock may only be voted by the record owner of such shares, so stockholders whose shares are held in the name of an Intermediary and who wish to vote those shares in person at the Special Meeting must obtain a valid proxy from the Intermediary in order to vote the shares in person at the Special Meeting.

Votes Required

Assuming the presence of a quorum, the following vote is required for each proposal:

•

The approval of Proposal 1 (proposal to approve the reverse stock split) requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock as of the Record Date. Abstentions and broker non-votes will not be treated as votes cast on this proposal and thus will have the effect of a vote against this proposal.

•

The approval of Proposal 2 (proposal to reduce the authorized capital if the reverse stock split is implemented) requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock as of the Record Date. Abstentions and broker non-votes will not be treated as votes cast on this proposal and thus will have the effect of a vote against this proposal.

•

The approval of Proposal 3 (proposal to approve an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies) requires the affirmative vote of a majority of the total votes cast by the holders of Common Stock, in person or by proxy, on this proposal at the Special Meeting. Abstentions and broker non-votes will not be treated as votes cast on this proposal and thus will have no effect on the outcome of this proposal.

Recommendation of the Board Regarding the Proposals

The Board has approved each of the proposals and unanimously recommends that stockholders vote “FOR” Proposal 1 (proposal to approve the reverse stock split), “FOR” Proposal 2 (proposal to reduce the authorized capital if the reverse stock split is implemented), and “FOR” Proposal 3 (proposal to approve an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies). Your proxy will be so voted, unless you specify otherwise.

Vote Tabulation

The Company will appoint one or more inspectors of election to conduct the voting at the Special Meeting. Prior to the Special Meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each share, determine the shares represented at the Special Meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspectors will tabulate the number of votes cast for, against or abstaining. If you are a stockholder of record, your signed proxy card is returned directly to our transfer agent for tabulation. If you hold your shares in “street name” through an Intermediary, your Intermediary will return one proxy card to our transfer agent (or vote its shares as otherwise permitted) on behalf of its clients.  If your shares are registered under different names or are in more than one account, you may receive more than one set of proxy materials. To ensure that all your shares are voted, please vote by telephone or through the internet using each personal identification number you are provided on each proxy card, or complete, sign and date the multiple proxy cards relating to your multiple accounts. We encourage you whenever possible to have all accounts registered in the same name and address. You can accomplish this by contacting our transfer agent.

Quorum; Abstentions and Broker Non-Votes

In order to carry on the business of the Special Meeting, we must have a quorum. The presence, in person or by proxy, of the holders of one-third of the shares of Common Stock outstanding and entitled to vote on the Record Date is necessary to establish a quorum. Abstentions and broker non-votes will be considered as present at the Special Meeting for purposes of establishing a quorum.

Costs of Solicitation

The accompanying proxy is being solicited on behalf of the Board. All expenses for soliciting proxies for the Special Meeting, including the expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof, will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, electronic mail and facsimile by directors, officers and regular employees of the Company. None of the Company’s directors, officers or employees will receive any additional compensation for soliciting proxies on behalf of the Board. We may also make arrangements with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of soliciting material to the beneficial owners of Common Stock held of record by those owners. We will reimburse those brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with that service. We have engaged Regan & Associates, Inc. to assist us with the solicitation of proxies for the Special Meeting. We expect to pay Regan & Associates, Inc. approximately $35,000 for their services.

No Dissenters or Appraisal Rights

Under the General Corporation Law of the State of Delaware, our Restated Certificate of Incorporation and our bylaws, the holders of Common Stock will not be entitled to dissenter’s rights or appraisal rights in connection with the reverse stock split or the authorized share reduction.

Interest of Certain Persons in Matters to be Acted Upon

No person who has served as a director or executive officer of the Company since the beginning of the last fiscal year, nor any associate of such person, has any substantial interest, direct or indirect, by security holdings or otherwise, in any of the matters to be acted upon at the Special Meeting that is not shared pro rata by all other stockholders.

Future Stockholder Communication

You may elect to receive future notices of meetings, proxy materials and annual reports electronically through the internet. To consent to electronic delivery, vote your shares using the internet. At the end of the internet voting procedure, the on-screen internet voting instructions will tell you how to request future stockholder communications be sent to you electronically.  Once you consent to electronic delivery, you must vote your shares using the internet and your consent will remain in effect until withdrawn. You may withdraw this consent at any time during the voting process and resume receiving stockholder communications in print form.

Other Business

The Board is not aware of any matter, other than the matters described in this proxy statement, to be presented for action at the Special Meeting. However, if any other business properly comes before the Special Meeting, the person or persons named in the enclosed form of proxy will vote the proxy in accordance with his, her or their best judgment on such matters.

PROPOSAL 1

APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK BY A RATIO OF NOT LESS THAN 1-FOR-2 AND NOT MORE THAN 1-FOR-20, SUCH RATIO TO BE DETERMINED IN THE DISCRETION OF OUR BOARD, AT ANY TIME ON OR BEFORE JULY 31, 2016

General

The Board has unanimously approved, and recommended that our stockholders approve, an amendment to the Company’s Restated Certificate of Incorporation, as amended, in substantially the form attached hereto as Annex A (the “Certificate of Amendment”), to effect the reverse stock split at a ratio within a range from 1-for-2 to 1-for-20, with the final ratio and ultimate decision to effect the reverse stock split to be determined by the Board, in its sole discretion, following stockholder approval, at any time on or before July 31, 2016.

The reverse stock split, if any, will be realized simultaneously for all outstanding Common Stock (including, for purposes of clarity, any shares of Common Stock underlying CHESS Depository Interests) and the ratio determined by the Board will be the same for all outstanding Common Stock. The reverse stock split will affect all holders of Common Stock uniformly and each stockholder will hold the same percentage of Common Stock outstanding immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split, except for adjustments that may result from the treatment of fractional shares as described below. The Certificate of Amendment, if filed with the Delaware Secretary of State, will not change the par value of the Common Stock (which will remain at $0.001 per share).

Reasons for the Reverse Stock Split

The primary reason for proposing the reverse stock split is to increase the per share market price of the Common Stock. The Common Stock is currently listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “URRE,” which we believe helps support and maintain stock liquidity and company recognition for our stockholders. The Board believes that the reverse stock split will result in a higher per share trading price, which is intended to enable the Company to maintain the listing of the Common Stock on Nasdaq and generate greater investor interest in the Company. As previously disclosed, on August 12, 2015, the Company received a letter from Nasdaq indicating that it had failed to maintain compliance with the $1.00 per share minimum bid price for 30 consecutive business days, as required under Nasdaq Listing Rule 5550(a)(2). The Company was provided 180 calendar days, or until February 8, 2016, to regain compliance, after which period it may request (but is not entitled to receive) an additional 180-calendar-day grace period to regain compliance.  In order for the Common Stock to continue to be listed on Nasdaq, the Company must regain compliance with Nasdaq’s $1.00 minimum bid price requirement for a minimum of 10 consecutive business days.

The Board believes that maintaining the listing of the Common Stock on Nasdaq is in the best interests of the Company and its stockholders. If the Common Stock were delisted from Nasdaq, the Board believes that the liquidity in the trading market for the Common Stock could be significantly decreased, which could reduce the trading price. If the reverse stock split is approved by our stockholders and implemented by the Board, we expect to satisfy the $1.00 per share minimum bid price requirement for continued listing. However, despite the approval of the reverse stock split by our stockholders and the implementation by the Board, there is no assurance that the reverse stock split will result in our meeting the $1.00 minimum bid price requirement and the Common Stock could be delisted from Nasdaq due to our failure to comply with the minimum bid price requirement or other Nasdaq Listing Rules.

The Board further believes that an increased stock price may encourage investor interest and improve the marketability of the Common Stock to a broader range of investors. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. Additionally, because brokers’ commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of the Common Stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were substantially higher. This factor may also limit the willingness of institutions to purchase our stock. The Board believes that the anticipated higher market price resulting from a reverse stock split could enable institutional investors and brokerage firms with such policies and practices to invest in the Common Stock.

Another reason for the reverse stock split is to provide the Company with the ability to support its present capital needs and future anticipated growth. As discussed below under the caption “Effect on Authorized but Unissued Shares,” the reverse stock split will have the effect of increasing the number of authorized but unissued shares of Common Stock in proportion to the number of outstanding shares of Common Stock, unless the Board selects a reverse stock split ratio of 1-for-2 and also implements the reduction in authorized capital set forth in Proposal 2. The availability of additional shares of Common Stock would provide the Company with the flexibility to consider and respond to future business opportunities and needs as they arise, including equity offerings, mergers or other business combinations, asset acquisitions, stock dividends, stock splits and other corporate purposes, although the Company has no agreements or plans for any of the foregoing other than as discussed below under the caption “Effect on Authorized but Unissued Shares.” The Company could undertake certain of the foregoing actions without the delay and expense associated with holding a special meeting of stockholders to obtain stockholder approval each time such an opportunity arises that would require the issuance of shares of Common Stock.

Determination of Ratio

The ratio of the reverse stock split, if approved and implemented, will be a ratio of not less than 1-for-2 and not more than 1-for-20, as determined by the Board in its sole discretion. In determining the reverse stock split ratio, the Board will consider numerous factors including:

•

the historical and projected performance of the Common Stock;

•

prevailing market conditions;

•

general economic and other related conditions prevailing in our industry and in the marketplace;

•

the projected impact of the selected reverse stock split ratio on trading liquidity in the Common Stock and our ability to continue the Common Stock’s listing on Nasdaq;

•

our capitalization (including the number of shares of Common Stock issued and outstanding);

•

the prevailing trading price for Common Stock and the volume level thereof; and

•

potential devaluation of our market capitalization as a result of a reverse stock split.

The purpose of asking for authorization to implement the reverse stock split at a ratio to be determined by the Board, as opposed to a ratio fixed in advance, is to give the Board the flexibility to take into account then-current market conditions and changes in price of Common Stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.

Principal Effects of the Reverse Stock Split

A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which may be accomplished, as in this case, by reclassifying and combining all of our outstanding shares of Common Stock into a proportionately smaller number of shares. For example, if the Board decides to implement a 1-for-5 reverse stock split of Common Stock, then a stockholder holding 10,000 shares of Common Stock before the reverse stock split would instead hold 2,000 shares of Common Stock immediately after the reverse stock split. Each stockholder’s proportionate ownership of outstanding shares of Common Stock would remain the same, except that stockholders that would otherwise receive fractional shares as a result of the reverse stock split will receive cash payments in lieu of fractional shares.

The following table illustrates the effects of the reverse stock split at certain exchange ratios within the 1-for-2 to 1-for-20 range, without giving effect to any adjustments for fractional shares of Common Stock, on our outstanding shares of Common Stock as of December 15, 2015 and authorized shares of capital stock as of December 15, 2015:

	Before Reverse Stock Split	After Reverse Stock Split
		1-for-2	1-for-5	1-for-10	1-for-20
Common Stock Authorized	200,000,000	200,000,000	200,000,000	200,000,000	200,000,000
Common Stock Outstanding	51,766,609	25,883,304	10,353,321	5,176,660	2,588,330
Treasury Stock Outstanding	96,318	48,159	19,263	9,631	4,815
Common Stock Underlying Options and Warrants	8,312,829	4,156,414	1,662,565	831,282	415,641
Common Stock Available for Grant under Company Stock Plans	535,119	267,559	107,023	53,511	26,755
Total Common Stock Authorized but Unreserved	139,289,125	169,644,564	187,857,828	193,928,916	196,964,459

If the stockholders also approve, and the Board implements, Proposal 2 (the proposed reduction in authorized capital), the number of authorized shares will be reduced from 200,000,000 to 100,000,000 shares, and the total number of shares of Common Stock authorized but unreserved appearing in the table above would be reduced by 100,000,000 shares in each case.

Because no fractional shares will be issued, holders of Common Stock could be eliminated in the event that the proposed reverse stock split is implemented. However, the Board does not intend to use the reverse stock split as a part of or a first step in a “going private” transaction within the meaning of Rule 13e-3 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). There is no plan or contemplated plan by the Company to take itself private at the date of this proxy statement. As of December 15, 2015, we had approximately seven record holders who held fewer than 20 shares of Common Stock, out of a total of approximately 64 record holders. Therefore, we believe that a reverse stock split, even if approved and implemented at a ratio of 1-for-20, would have no significant effect on the number of record holders of Common Stock.

Effects on Authorized but Unissued Shares

 The reverse stock split will have the effect of significantly increasing the number of authorized but unissued shares of Common Stock in proportion to the number of outstanding shares of Common Stock, unless the Board of Directors selects a reverse stock split ratio of 1-for-2 and also implements the authorized share reduction. Unless the Board of Directors implements the authorized share reduction, the number of authorized shares of Common Stock will not be decreased and will remain at 200,000,000. Because the number of outstanding shares will be reduced as a result of the reverse stock split, the number of shares available for issuance will be increased. See the table under the caption “Principal Effects of the Reverse Stock Split” that shows the number of unreserved shares of Common Stock that would be available for issuance at various reverse stock split ratios.

The Board believes that the Company will need to raise additional capital in order to continue its operations through 2016 and is contemplating various alternatives to raise capital, including a potential registered direct offering or private placement of shares of Common Stock, continued sales of shares through the Company’s at-the-market offering program, and a possible subscription rights offering to the Company’s stockholders. In addition, we may issue shares to acquire other companies or assets or engage in business combination transactions. As of the date of this proxy statement, we have had discussions with investment banks concerning a potential registered direct offering of our common stock and we frequently review opportunities for the acquisition of additional assets (none of which are currently definitive), but other than such discussions and opportunities, we have no specific plans, arrangements or understandings, whether written or oral, with respect to the increase in shares available for issuance as a result of the reverse stock split.

Certain Risks Associated with the Reverse Stock Split

Before voting on this Proposal 1, you should consider the following risks associated with the implementation of the reverse stock split and the authorized share reduction:

A reverse stock split could result in a significant devaluation of the Company’s market capitalization and the trading price of the Common Stock.

Although we expect that the reverse stock split will result in an increase in the market price of the Common Stock, we cannot assure you that the reverse stock split, if implemented, will increase the market price of the Common Stock in proportion to the reduction in the number of shares of the Common Stock outstanding or result in a permanent increase in the market price. Accordingly, the total market capitalization of the Common Stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of the Common Stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

The effect the reverse stock split may have upon the market price of the Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of the Common Stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the SEC. If the reverse stock split is implemented and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split.

The reverse stock split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

The reverse stock split may not generate additional investor interest.

While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Common Stock may not necessarily improve.

The reduced number of issued shares of Common Stock resulting from a reverse stock split could adversely affect the liquidity of the Common Stock.

Although the Board believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the reverse stock split and the anticipated increase in the market price of Common Stock could encourage interest in the Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the reverse stock split. In addition, even if the reverse stock split is implemented and we meet the minimum bid price requirement, the Common Stock may still be delisted if we are unable to satisfy the other requirements for continued listing of the Common Stock on Nasdaq.

Anti-Takeover and Dilutive Effects

The purpose of maintaining our authorized Common Stock at 200,000,000 after the reverse stock split (or 100,000,000 shares if the stockholders approve and the Board implements the authorized share reduction) is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of the Company. Shares of Common Stock that are authorized but unissued provide the Board with flexibility to effect, among other transactions, public or private financings, subscription rights offerings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Certificate of Amendment would give the Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the Nasdaq rules. The Certificate of Amendment is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, nor does the Board have any present intent to use the authorized but unissued Common Stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional shares of Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of the outstanding Common Stock, depending on the circumstances, and would likely dilute a stockholder's percentage voting power in the Company. Holders of Common Stock are not entitled to preemptive rights or other protections against dilution. The Board intends to take these factors into account before authorizing any new issuance of shares.

Effect on Fractional Stockholders

No fractional shares of Common Stock will be issued in connection with the reverse stock split. If as a result of the reverse stock split, a stockholder of record would otherwise hold a fractional share, the stockholder will receive a cash payment in lieu of the issuance of any such fractional share in an amount per share equal to the closing price per share on Nasdaq on the trading day immediately preceding the effective time of the reverse stock split (as adjusted to give effect to the reverse stock split), without interest. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other right except to receive the cash payment therefor.

If a stockholder is entitled to a cash payment in lieu of any fractional share interest, a check will be mailed to the stockholder’s registered address as soon as practicable after the reverse stock split. By signing and cashing the check, stockholders will warrant that they owned the shares of Common Stock for which they received a cash payment.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect on Beneficial Stockholders

If you hold shares of Common Stock in “street name” through an Intermediary, we will treat your Common Stock in the same manner as stockholders whose shares are registered in their own names. Intermediaries will be instructed to effect the reverse stock split for their customers holding Common Stock in street name. However, these Intermediaries may have different procedures for processing a reverse stock split. If you hold shares of Common Stock in street name, we encourage you to contact your Intermediaries.

Registered “Book-Entry” Holders of Common Stock

If you hold shares of Common Stock electronically in book-entry form with our transfer agent, you do not currently have and will not be issued stock certificates evidencing your ownership after the reverse stock split, and you do not need to take action to receive post-reverse stock split shares. If you are entitled to post-reverse stock split shares, a transaction statement will automatically be sent to you indicating the number of shares of Common Stock held following the reverse stock split.

If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under “Effect on Fractional Stockholders.”

Effect on Registered Stockholders Holding Certificates

As soon as practicable after the reverse stock split, our transfer agent will mail transmittal letters to each stockholder holding shares of Common Stock in certificated form. The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificate(s) representing shares of Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split Common Stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his or her Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of the reverse stock split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-reverse stock split Common Stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.

If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under “Effect on Fractional Stockholders.”

Effect on Outstanding Options, Restricted Stock Units, Performance Shares and Warrants

Upon a reverse stock split, all outstanding options, restricted stock units, performance shares, warrants and future or contingent rights to acquire Common Stock will be adjusted to reflect the reverse stock split. With respect to all outstanding options, restricted stock units, performance shares and warrants to purchase or receive Common Stock, the number of shares of Common Stock that such holders may purchase upon exercise or receive upon vesting of such options, restricted stock units, performance shares or warrants will decrease, and the exercise prices of such options or warrants will increase, in proportion to the fraction by which the number of shares of Common Stock underlying such options, restricted stock units, performance shares and warrants are reduced as a result of the reverse stock split. Also, the number of shares reserved for issuance under our existing stock option and equity incentive plans would be reduced proportionally based on the ratio of the reverse stock split.

Procedure for Effecting the Reverse Stock Split

If our stockholders approve this proposal, and the Board elects to effect the reverse stock split, we will effect the reverse stock split by filing the Certificate of Amendment (as completed to reflect the reverse stock split ratio as determined by the Board, in its discretion, within the range of not less than 1-for-2 and not more than 1-for-20, together with a reduction in the number of authorized shares of the Company’s capital stock to 100,000,000 shares if Proposal 2 is approved and the Board determines to implement the authorized share reduction) with the Secretary of State of the State of Delaware. The reverse stock split will become effective, and the combination of, and reduction in, the number of our outstanding shares as a result of the reverse stock split will occur automatically, at the time of the filing of the Certificate of Amendment (referred to as the “effective time”), without any action on the part of our stockholders and without regard to the date that stock certificates representing any certificated shares prior to the reverse stock split are physically surrendered for new stock certificates. Beginning at the effective time, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

The Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the reverse stock split if, at any time prior to filing the Certificate of Amendment, the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders to proceed with the reverse stock split. By voting in favor of the reverse stock split, you are expressly also authorizing the Board to delay (until July 31, 2016) or abandon the reverse stock split. If the Certificate of Amendment has not been filed with the Secretary of State of the State of Delaware by the close of business on July 31, 2016, the Board will abandon the reverse stock split.  For purposes of clarity, the Board may determine to effect the reverse stock split without also effecting the authorized share reduction, although the Board may not determine to effect the authorized share reduction without also effecting the reverse stock split.

Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until they receive a letter of transmittal from our transfer agent.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of important tax considerations of the reverse stock split. It addresses only stockholders who hold Common Stock as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign and other laws. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

A stockholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest. The aggregate tax basis of the post-reverse stock split shares received will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-reverse stock split shares received will include the holding period of the pre-reverse stock split shares exchanged.

A holder of the pre-reverse stock split shares who receives cash will generally be treated as having exchanged a fractional share interest for cash in a redemption by us. The amount of any gain or loss will be equal to the difference between the portion of the tax basis of the pre-reverse stock split shares allocated to the fractional share interest and the cash received.

The foregoing views are not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

Accounting Matters

The par value of the Common Stock will remain unchanged at $0.001 per share after the reverse stock split. As a result, our stated capital, which consists of the par value per share of the Common Stock multiplied by the aggregate number of shares of the Common Stock issued and outstanding, will be reduced proportionately at the effective time of the reverse stock split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of Common Stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share and other per share amounts will be increased as a result of the reverse stock split because there will be fewer shares of Common Stock outstanding.

Effectiveness of the Certificate of Amendment

If our stockholders adopt and approve the Certificate of Amendment, we expect to file the Certificate of Amendment with the Secretary of State of the State of Delaware only if we believe no other option to regain compliance with Nasdaq Listing Rule 5550(a)(2), which may be shortly after the Special Meeting.  The Certificate of Amendment would become effective upon its filing with the Secretary of State of the State of Delaware or at such other time specified in the Certificate of Amendment.  The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the reverse stock split.

Required Vote

The affirmative vote of the holders of a majority of the shares of the Common Stock outstanding on the Record Date will be required to approve the reverse stock split. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the proposal. Shares represented by valid proxies and not revoked will be voted at the Special Meeting in accordance with the instructions given. If no voting instructions are given, such shares will be voted “FOR” this proposal.

Board Recommendation

After careful consideration, the Board has determined that approval of the reverse stock split is advisable and in the best interests of the Company and its stockholders and recommends that you vote “FOR” the approval of the reverse stock split.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK TO 100,000,000 SHARES, IF THE PROPOSED REVERSE STOCK SPLIT IS IMPLEMENTED

General

The Board has unanimously approved, and recommended that our stockholders approve, the Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as amended, in substantially the form attached hereto as Annex A, to reduce the number of authorized shares of the Company’s Common Stock to 100,000,000 shares with the ultimate decision to effect the reduction in authorized shares to be determined by the Board, in its sole discretion, following stockholder approval, at any time on or before July 31, 2016 and only in the event the Board also determines to concurrently implement the proposed reverse stock split. The reduction in authorized capital will not be considered for approval by the stockholders unless Proposal 1 (the reverse stock split) is first approved. If Proposal 1 is approved but this Proposal 2 is not approved, the Board may only implement the reverse stock split and not the reduction in authorized shares.

The Certificate of Amendment, if implementing the authorized share reduction and if filed with the Delaware Secretary of State, would reduce the number of authorized shares of Common Stock to 100,000,000 shares but will not change the par value of the Common Stock (which will remain at $0.001 per share).

Reasons for the Authorized Share Reduction

The Company currently has 200,000,000 authorized shares of Common Stock. Depending on the reverse stock split ratio selected by the Board, if any, the number of authorized shares following the reverse stock split may be excessive, as determined in the Board’s sole discretion. The Board will consider the number of authorized but unreserved shares of Common Stock following the reverse stock split and the future capital needs and potential acquisition opportunities available to the Company in deciding whether to implement the authorized share reduction. The Board will implement the reduction in authorized shares if the Board believes that the Company will continue to have a sufficient number of authorized by unissued shares of Common Stock to carry on its business after implementing the reverse stock split and reducing the number of authorized shares of Common Stock to 100,000,000 shares.

Principal Effects of the Authorized Share Reduction

The decrease in the number of authorized shares of Common Stock would result in fewer shares of authorized but unissued shares of capital stock being available for future issuance than would otherwise be the case. This would decrease the number of shares of Common Stock available for issuance for various purposes, such as to raise capital or to make acquisitions. However, the authorized share reduction is conditioned upon the implementation of the reverse stock split, and the number of authorized but unissued shares will not decrease in proportion to the number of outstanding shares.

Procedure for Effecting the Reverse Stock Split and Authorized Share Reduction

If our stockholders approve this proposal and Proposal 1 (the reverse stock split proposal), and the Board elects to effect the reverse stock split and the authorized share reduction, we will effect the reverse stock split and authorized share reduction by filing the Certificate of Amendment (as completed to reflect the reverse stock split ratio as determined by the Board, in its discretion, within the range of not less than 1-for-2 and not more than 1-for-20, together with a reduction in the number of authorized shares of the Company’s Common Stock to 100,000,000 shares) with the Secretary of State of the State of Delaware. The reverse stock split and authorized share reduction will become effective at the time of the filing of the Certificate of Amendment (referred to as the “effective time”), without any action on the part of our stockholders.

The Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the authorized share reduction if, at any time prior to filing the Certificate of Amendment, the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders to proceed with the authorized share reduction. By voting in favor of the authorized share reduction, you are expressly also authorizing the Board to delay (until July 31, 2016, provided that the authorized share reduction may only be implemented concurrently with the proposed reverse stock split) or abandon the authorized share reduction. If the Certificate of Amendment has not been filed with the Secretary of State of the State of Delaware by the close of business on July 31, 2016, the Board will abandon the reverse stock split and authorized share reduction.  For purposes of clarity, the Board may not determine to effect the authorized share reduction without also effecting the proposed reverse stock split, although the Board may determine to effect the proposed reverse stock split without also effecting the authorized share reduction.

Effectiveness of the Certificate of Amendment

The Certificate of Amendment would become effective upon its filing with the Secretary of State of the State of Delaware or at such other time specified in the Certificate of Amendment.  The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the authorized share reduction.

Required Vote

The affirmative vote of the holders of a majority of the shares of the Common Stock outstanding on the Record Date will be required to approve the authorized share reduction. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the proposal. Shares represented by valid proxies and not revoked will be voted at the Special Meeting in accordance with the instructions given. If no voting instructions are given, such shares will be voted “FOR” this proposal.

Board Recommendation

After careful consideration, the Board has determined that approval of the authorized share reduction is advisable and in the best interests of the Company and its stockholders and recommends that you vote “FOR” the approval of the authorized share reduction.

PROPOSAL 3

ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING

Our stockholders are being asked to consider and vote upon one or more adjournments of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of approval of the proposed amendment to our Restated Certificate of Incorporation, as amended, to effectuate a reverse stock split as described in Proposal 1 or the authorized share reduction as described in Proposal 2.

Approval of the adjournment of the Special Meeting requires an affirmative vote of a majority of the votes cast on the proposal at the Special Meeting. Abstentions and broker non-votes will not be counted towards, and will have no effect on, the vote total for this proposal.  If no voting instructions are given, such shares will not be cast.

The Board recommends that you vote “FOR” the approval of the adjournment of the Special Meeting, if a quorum is present, to solicit additional proxies if there are not sufficient votes to approve Proposal 1 or Proposal 2.

STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership, as of December 15, 2015, of our Common Stock by (i) persons known by the Company to be the beneficial owner of more than 5% of the issued and outstanding shares of Common Stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and officers as a group.

Applicable percentage ownership is based on 51,766,609 shares of Common Stock outstanding at December 15, 2015. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of December 15, 2015. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, all persons named as beneficial owners of Common Stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned. In addition, unless otherwise indicated, the address of each beneficial owner listed in the table is c/o Uranium Resources, Inc., 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class
Resource Capital Fund V L.P. 1400 Sixteenth Street, Suite 200 Denver, CO 80202	11,237,531	(1)	20.5%
Global X Management Company LLC 623 Fifth Avenue, 15th Floor New York, NY 10022	2,670,425	(2)	5.2%
Terence J. Cryan	91,098	(3)(4)	*
Christopher M. Jones	229,715	(3)	*
Marvin K. Kaiser	55,309	(3)	*
Tracy A. Stevenson	9,116	(3)	*
Mark K. Wheatley	23,749	(3)	*
Jeffrey L. Vigil	48,632	(3)	*
Dain A. McCoig	48,955	(3)	*
All executive officers and directors as a group (8 individuals)	506,574	(3)	*

*

Less than one percent.

(1)

Resource Capital Fund V L.P. (“RCF V”) reported that, as of November 9, 2015, each of RCF V, its general partner, Resource Capital Associates V L.P. (“Associates V”), and the general partner of Associates V, RCA V GP Ltd. (“RCA V”), may be deemed to have sole voting and dispositive power over 10,531,146 shares of our Common Stock, including 3,076,923 shares issuable upon conversion of $8.0 million principal amount outstanding under the Loan Agreement between RCF V and the Company at $2.60 per share. In addition, RCF Management L.L.C. (“RCF Management”) holds an additional 706,385 shares of Common Stock and may be part of a “group” with RCF V, Associates V and RCA V for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended. The investment and voting control of RCA V and RCF Management is exercised by Messrs. Ryan T. Bennett, Ross R. Bhappu, Russ Cranswick, James McClements, Henderson G. Tuten and Ms. Sherri Croasdale (collectively, the “Principals”). Each of the Principals disclaims beneficial ownership of the shares listed, except to the extent of each of their pecuniary interest therein. Such information is based upon an amended Form 4 filed November 12, 2015 and an amended Schedule 13D filed November 19, 2015.

(2)

Based upon information contained in the Schedule 13G/A filed jointly by Global X Management Company LLC (“GXMC”), Bruno del Ama (“Mr. del Ama”) and Jose C. Gonzalez (“Mr. Gonzalez”) with the SEC on February 13, 2015. Mr. del Ama and Mr. Gonzalez each own approximately 58% and 42% of GXMC, respectively. Messrs. del Ama and Gonzalez filed the joint statement with GXMC as a result of such stock ownership which may be deemed to enable each of them to exercise control over GXMC. Neither Mr. del Ama nor Mr. Gonzalez own of record any shares of Common Stock and neither one of them has engaged in any transaction in Common Stock. However, as a result of their positions, Messrs. del Ama and Gonzalez each may be deemed to have the power to exercise or to direct the exercise of such voting and/or disposition power that GXMC may have with respect to Common Stock held by GXMC. All shares reported herein have been acquired by GXMC and Messrs. del Ama and Gonzalez each disclaim beneficial ownership over any shares of Common Stock that either one of them or GXMC may be deemed to beneficially own.

(3)

Includes the following shares that directors and executive officers have the right to acquire within 60 days after December 15, 2015 through the exercise of vested stock options: Terence J. Cryan, 51,666 shares; Christopher M. Jones, 24,444 shares; Marvin K. Kaiser, 16,666 shares; Tracy A. Stevenson, 2,500 shares; Mark K. Wheatley, 3,750 shares; Dain A. McCoig, 5,500 shares; and all current directors and executive officers as a group, 58,026 shares. Except as otherwise noted, the directors and executive officers exercise sole voting and investment power over their shares shown in the table and none of the shares are subject to pledge.

(4)

Includes 100 shares held through the IRA of Mr. Cryan’s spouse.

HOUSEHOLDING OF PROXY MATERIALS

As permitted by the SEC, only one set of proxy materials may be delivered to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple sets of proxy materials. We will promptly deliver, upon oral or written request, a separate set of proxy materials to any stockholder residing at an address to which only one set was mailed. Stockholders residing at the same address and currently receiving only one set of proxy materials may contact us to request multiple sets of future proxy materials. Stockholders residing at the same address and currently receiving multiple sets may contact us to request that only a single set of proxy materials be mailed in the future. Requests should be directed to our Investor Relations Department by phone at (929) 266-6315 or by mail to 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112, Attention: Secretary.

DEADLINE FOR RECEIPT OF STOCKHOLDER
PROPOSALS FOR 2016 ANNUAL MEETING

 In order to include a stockholder proposal in the Company’s proxy statement and form of proxy for the annual meeting of stockholders to be held in 2016, we must receive the proposal at our principal executive offices, addressed to the Secretary, no later than April 12, 2016, or a reasonable time before we begin to print and send proxy materials in the event we move the date of the 2016 annual meeting more than 30 days from the anniversary of the 2015 Annual Meeting. Any stockholder proposal or director nomination submitted to us for consideration at next year’s Annual Meeting but which is not intended to be included in the related proxy statement and form of proxy, must be received between May 26, 2016 and June 25, 2016; otherwise, the proposal will be considered by us to be untimely and not properly brought before the meeting unless our bylaws provide for an alternative window, such as in the case of certain meetings not held near the anniversary of the prior year’s meeting. Stockholders who wish to submit a proposal or a director nominee must meet the eligibility requirements of the SEC and comply with the requirements of our bylaws and the SEC. In addition, pursuant to the rules and regulations of the SEC, the persons appointed as proxies for the annual meeting of stockholders to be held in 2016 generally will have discretionary authority to vote any proxies they hold at such meeting on any matter for which the Company has not received notice by June 26, 2016.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the Company files at the SEC’s public reference room at 100 F Street, N.E., Washington, District of Columbia 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room. The Company’s SEC filings are also available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov. The reports and other information filed by the Company with the SEC are also available at the Company’s website. The address of the Company’s website is www.uraniumresources.com. Information contained on the Company’s website or that can be accessed through its website is not incorporated by reference into this proxy statement. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the SEC, as well as copies of this proxy statement and accompanying proxy.

Any requests for copies of this proxy statement, form of proxy, information, reports or other filings with the SEC should be directed to Uranium Resources, Inc. at 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112, Attention: Secretary, telephone (303) 531-0470.

ALL STOCKHOLDERS ARE ENCOURAGED TO SIGN, DATE AND RETURN THEIR PROXY SUBMITTED WITH THIS PROXY STATEMENT AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED. IF A STOCKHOLDER ATTENDS THE SPECIAL MEETING, HE OR SHE MAY REVOKE HIS OR HER PROXY AND VOTE IN PERSON.

By Order of the Board of Directors

John W. Lawrence, Secretary

Centennial, Colorado

December 28, 2015

Annex A

CERTIFICATE OF AMENDMENT
OF

RESTATED CERTIFICATE OF INCORPORATION
OF

URANIUM RESOURCES, INC.

Uranium Resources, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.

The name of the Corporation is Uranium Resources, Inc.

2.

Article 4 of the Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby replaced in its entirety with the following text:

The total number of shares of all classes of stock which the Corporation has authority to issue is [200,000,000] OR [100,000,000] shares with a par value of $0.001 per share. The shares are designated as Common Stock, have one vote per share and have identical rights and privileges in every respect. The holders of the stock of the Corporation shall have no preemptive rights to subscribe for any securities of the Corporation.

Effective as of [●], at 5:00 p.m. Eastern Standard Time (the “Effective Time”), each [●] ([●]) shares of Common Stock issued and outstanding or held in the treasury (if any) immediately prior to the Effective Time shall be automatically reclassified and combined, without further action, into one (1) validly issued, fully paid and non-assessable share of Common Stock with a par value of $0.001 per share, subject to the treatment of fractional share interests as described below. There shall be no fractional shares issued. A holder of record of Common Stock immediately prior to the Effective Time who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment (without interest) in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported on The Nasdaq Capital Market, on the last trading day prior to the Effective Time. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.”

3.

This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.

This Certificate of Amendment shall become effective at 5:00 p.m. Eastern Standard Time on [●].

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this [●] Certificate of Amendment on this [●] day of [●].

URANIUM RESOURCES, INC.

By:

Name:

Jeffrey L. Vigil

Title:

Vice President-Finance and Chief Financial Officer

Uranium Resources, Inc.

IMPORTANT SPECIAL MEETING INFORMATION

ELECTRONIC VOTING INSTRUCTIONS

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on February 2, 2016.

Vote by Internet

- Go to www.investorvote.com/URRE
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an X as show in this example. Please do not write outside the designated area: ☒

Special Meeting Proxy Card

A **Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.**

B

Change of Address — Please print new address below.

C **Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below**

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box